Deloitte & Touche LLP

           Two Hilton Court                           Telephone: (201) 683-7000
           P.O. Box 319                                Facsimile (201) 683-7459
           Parsippany, New Jersey 07054-0319






April 16, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of the Form 8-K/A of Weldotron Corporation (File number 1-8381) dated February 20, 1997, which was filed with the Securities and Exchange Commission on April 22, 1997.

Yours truly,


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP